                                                                    (Exhibit 11)

                                COST PLUS, INC.

                       COMPUTATION OF NET LOSS PER SHARE
               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS, UNAUDITED)


                                                             Thirteen Weeks Ended       Twenty-Six Weeks Ended
                                                             --------------------       ----------------------
                                                             August 3,   July 22,       August 3,     July 22,
                                                               1996        1995           1996          1995
                                                             ---------   --------       ---------     --------
NET LOSS                                                     $ (197)     $ (920)         $ (592)      $(1,558)
                                                             ======      ======          ======       =======
Weighted average shares outstanding
during the period:

Common Stock                                                  8,067       5,849           7,354         5,849

Add incremental shares from assumed
     exercise of stock options                                  444         304             379           304
                                                             ------      ------          ------       -------
Weighted average common and common
     equivalent shares outstanding                            8,511       6,153           7,733         6,153
                                                             ======      ======          ======       =======
PRIMARY NET LOSS PER SHARE                                   $ (.02)     $ (.15)         $ (.08)      $  (.25)
                                                             ======      ======          ======       =======
Weighted average shares outstanding
     during the period:

Common Stock                                                  8,067       5,849           7,354         5,849

Add incremental shares from assumed
     exercise of stock options                                  444         304             424           304
                                                             ------      ------          ------       -------
Weighted average common and common
     equivalent shares outstanding                            8,511       6,153           7,778         6,153
                                                             ======      ======          ======       =======
FULLY DILUTED NET LOSS PER SHARE                             $ (.02)     $ (.15)         $ (.08)      $  (.25)
                                                             ======      ======          ======       =======